Exhibit 10.18

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 5

TO AMENDED AND RESTATED VENDOR AGREEMENT

This Amendment No. 5 (“Amendment”), effective as of December 31, 2018 (“Amendment 5 Effective Date”), is made to that certain Amended and Restated Vendor Agreement (the “Agreement”), dated December 23, 2014, by and among American Well Corporation, a Delaware corporation (“Vendor”), and Health Management Corporation (HMC) dba LiveHealth Online (“Anthem”), on behalf of itself and its affiliates, as amended. Unless otherwise defined, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, Anthem and Vendor desire to amend the Agreement to revise their commercial arrangement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

I.	Amendment.

A.	Section 7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Term of Agreement. Unless earlier terminated as set forth herein, the term of this Agreement shall commence on the Amendment 5 Effective Date and shall continue through December 31, 2022 (“Term”). For Affiliates that own, operate or administer state-sponsored business programs (e.g., Medicaid), this Agreement shall not be effective until the applicable state regulatory agency has approved the Agreement, when required for such state - sponsored business program. Anthem shall provide Vendor with written notice of the effective date for each specific state - sponsored business program.”

B.	Section 1 of Exhibit D to the Agreement is hereby deleted in its entirety and replaced with the following:

1. “License Fees. Anthem will pay Vendor a flat annual fee in the amounts set forth in the table below. The first payment will be due on the Effective Date and the other payments will be due on December 31, 2014 and July 1, 2015, respectively.

2014	2015
[****]	[****]

Anthem may both (i) pay the 2014 license fee and (ii) prepay the 2015 license fee for an aggregate of [****] if such payment is made prior to December 31, 2014. This represents a [****]% discount on the aggregate license fees due in 2014 and 2015.

Anthem will pay Vendor a license fee in the amount of [****] in consideration of the provision of the American Well System during 2016. Anthem may prepay the 2016 license fee for an aggregate of [****] if such payment is made prior to December 31, 2015. This represents a [****] discount.

Anthem will pay Vendor a license fee in the amount of [****] in consideration of the provision of the American Well System during 2017. Anthem hereby agrees to prepay the 2017 license fee for an aggregate of [****] if such payment is made prior to December 31, 2016. This represents a [****] discount.

Anthem hereby agrees to prepay the license fees for all of 2018, 2019, and 2020, in an aggregate lump sum payment of [****] on or before December 15, 2017. In the event of a termination of the Agreement pursuant to Section 7.3 or 7.4 prior to the end of Term, Vendor shall reimburse Anthem within thirty (30) days of the date of termination the pro-rata portion of the [****] pre-paid by Anthem, determined based on the number of days remaining in the Term as of the date of termination.

Anthem will pay Vendor a license fee in the amount of [****] in consideration of the provision of the American Well System during 2021 and 2022. The payment of the license fee for 2021 shall be due on December 1, 2020 and the payment of the license fee for 2022 shall be due on December 1, 2021.

The foregoing fees cover (i) licensing of American Well System for use by an unlimited number of Covered Individuals, (ii) services from all third party vendors whose products are used in the American Well System (except Transfirst), and (iii) the hosting, support (which includes product upgrades), and maintenance services set forth in Exhibit C herein.”

C.	Section 4 of Exhibit D is hereby amended to add a new subsection (f) as follows:

“(f) Anthem hereby commits to paying a minimum fee of [****] (“Minimum”) in each of 2019, 2020, 2021 and 2022 to fund certain mutually agreed upon service, development and engagement marketing services provided by Vendor, as set forth in mutually agreed upon statements of work. These services may include the following:

•

Delivering telehealth hosting, services for visits, customer service, client and member engagement programs, web, social and mobile app innovation and sales and account management support including medical and behavioral health visits.

•

Working with Anthem to offer innovative programs which bring additional value and can be sold to employers. The parties will mutually agree on a revenue share for such products, rewarding Anthem as a reseller for providing the distribution channel.

•

Offering devices such as kiosks and in-home biometric healthcare tools integrated with the LiveHealth Online telehealth experience as a client value added service presented by Anthem, and subject to a mutually agreed upon revenue share, rewarding Anthem as a reseller for providing the distribution channel.

•

Working with Anthem’s Chief Digital Officer and its Diversified Business leadership to find innovative ways to improve access to care, make care more affordable and improve consumer engagement to make Anthem’s healthcare programs more effective and impactful.

D.	Section 10 of Exhibit D is hereby deleted in its entirety and replaced with the following:

“10.	Resale.

(a)

In the event that Anthem desires to resell the Online Care Service to another health plan or insurer, the parties will meet and negotiate in good faith the terms and related fees due to Vendor resulting from such a transaction. For clarity, Anthem will not be able to consummate such a resale or other transaction with a health plan or insurer without Vendor’s written consent or an amendment to this Agreement.

(b)

In the event that Anthem desire to resell employer service offerings developed by Vendor to Anthem’s employer clients, the parties will meet and negotiate in good faith the terms and related fees due to Vendor resulting applicable to such a transaction. For clarity, Anthem will not be able to consummate such a resale or other transaction without Vendor’s written consent or an amendment to this Agreement.”

II.

No Other Modification. Except as modified and amended herein, all other terms and provisions of the Agreement will remain in full force and effect. In the event of any conflict between the terms and provisions of the Agreement and this Amendment, the terms of this Amendment will control.

III.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year above written.

AMERICAN WELL CORPORATION

By:	/s/ Bradford Gay
Name: Bradford Gay
Title: General Counsel

HEALTH MANAGEMENT CORPORATION (HMC) DBA LIVEHEALTH ONLINE

By:	/s/ Vince Scher
Name: Vince Scher
Title: Staff VP Investment Programs

(Signature Page to Amwell - Anthem Provider Agreement Amendment No. 5)